UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2022

SABRE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36422	20-8647322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3150 Sabre Drive Southlake, TX	76092
(Address of principal executive offices)	(Zip Code)

(682) 605-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	SABR	The Nasdaq Stock Market LLC
6.50% Series A Mandatory Convertible Preferred Stock	SABRP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2022, the Board of Directors of Sabre Corporation (“Sabre”) appointed Mike Randolfi, age 50, as Executive Vice President and Chief Financial Officer of Sabre, effective August 22, 2022.

Mr. Randolfi has served as Chief Financial Officer of BFA Industries, a beauty subscription business, since April 2021. From August 2019 through April 2021, he served as Senior Vice President and Chief Financial Officer of Adtalem Global Education Inc., a workforce solutions provider. Prior to joining Adtalem, Mr. Randolfi served as the Chief Financial Officer of Groupon, Inc. from April 2016 to August 2019. Prior to Groupon, Mr. Randolfi served as Chief Financial Officer of Orbitz Worldwide, Inc. from March 2013 until November 2015 (when he departed following its acquisition by Expedia, Inc.). Prior to Orbitz, Mr. Randolfi spent fourteen years with Delta Airlines in a variety of executive financial roles culminating in Senior Vice President and Controller. Mr. Randolfi received a Master of Business Administration from Emory University and his Bachelor of Arts degree from the University of South Florida. There are no arrangements or understandings between Mr. Randolfi and any other persons pursuant to which Mr. Randolfi has been appointed as Sabre’s Executive Vice President and Chief Financial Officer.    There is no family relationship between Mr. Randolfi and any director, executive officer, or person nominated or chosen by Sabre to become a director or executive officer of Sabre. Sabre has not entered into any transactions with Mr. Randolfi that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

The terms of Mr. Randolfi’s employment are set forth in his offer letter (the “Offer Letter”), a copy of which is included as Exhibit 10.1. Under the terms of the Offer Letter, Mr. Randolfi’s initial base salary is $650,000 per year, and he will receive a one-time sign-on bonus of $250,000, subject to repayment in certain circumstances. As a participant in Sabre’s annual incentive plan, Mr. Randolfi will be eligible for an annual incentive payment, and his target bonus under the plan has been set at 90% of his base salary (prorated for 2022). He will receive an initial equity grant valued at $1,500,000, delivered in 50% restricted stock units and 50% in performance-based restricted stock units.    The restricted stock unit award will vest as to one-third of the shares of Sabre common stock subject to such award on the anniversary of the grant date in each of calendar years 2023, 2024 and 2025, subject to his continued employment through each vesting date. The performance-based restricted stock units are to be earned on March 15, 2025, subject to his continued employment through such date, with the potential to earn up to a maximum of 200% of the target number of performance-based restricted stock units based on Sabre’s actual performance against the Adjusted Free Cash Flow metric during the three-year performance period, with a TSR modifier that will increase or decrease the number of PSUs earned. Subject to approval of Sabre’s Board of Directors or Compensation Committee, he will also be eligible to receive an equity award on or about March 15, 2023, based on his position’s target award value of up to $1,500,000. Mr. Randolfi will be eligible to participate in Sabre’s employee benefit plans, policies and other compensation and perquisite programs, as well as in Sabre’s Executive Severance Plan as a Level 2 employee. He is also subject to the terms of an Executive Confidentiality and Restrictive Covenants Agreement. The foregoing is only a brief description of the material terms of the Offer Letter, does not purport to be a complete description of the rights and obligations of the parties, and is qualified in its entirety by reference to the Offer Letter included as Exhibit 10.1.

On July 27, 2022, the Board of Directors of Sabre also approved Doug Barnett’s stepping down as Executive Vice President and Chief Financial Officer of Sabre, effective August 22, 2022, and Wade Jones’ stepping down as Executive Vice President and Chief Product Officer, effective July 31, 2022. Messrs. Barnett’s and Jones’ last days of employment with Sabre are expected to be October 31, 2022 and September 30, 2022, respectively. In connection with the termination of their employment, Messrs. Barnett and Jones will each be eligible to receive payments for a termination without cause under the terms of the Sabre Corporation Executive Severance Plan as Level 2 employees. As a result, each of Messrs. Barnett and Jones will be entitled to receive an amount equal to 150% of his current annual base salary and 110% of his target incentive opportunity for 2021, paid in installments over a period of 18 months following the date of termination. In addition, each of them will be entitled to continued medical, dental, and vision insurance coverage for the participant and his or her eligible dependents for the 18-month period following the date of termination, and senior executive level outplacement services for a period of one year; provided, however, that if he becomes re-employed and eligible to receive health insurance benefits under another employer-provided plan, the continued insurance coverage will terminate. The receipt of these items will be subject to Messrs. Barnett’s and Jones’ execution of a general release of liability against Sabre and will be subject to compliance with applicable post-termination restrictive covenants and other obligations.

Copies of press releases announcing these items are included as Exhibit 99.1 and Exhibit 99.2, respectively.

Item 8.01.	Other Events

On July 28, 2022, Sabre announced that Garry Wiseman has been appointed Executive Vice President and Chief Product Officer of Sabre, effective August 1, 2022.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Offer Letter by and between Sabre Corporation and Mike Randolfi, effective August 22, 2022.

99.1	Press Release, dated July 28, 2022.

99.2	Press Release, dated July 28, 2022.

104	Cover Page Interactive Data File—formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sabre Corporation

Dated: July 28, 2022	By:	/s/ Shawn Williams
	Name:	Shawn Williams
	Title:	Executive Vice President and Chief People Officer